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                                                                      Exhibit 11


                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


                                         Nine Months Ended September 30,
                                      ------------------------------------
                                            1998              1997
                                      ------------------------------------
Earnings per common share

  Basic and diluted                             ($.44)              $1.65

Average shares outstanding

  Basic and diluted                            668,360            637,389